YieldMax 485APOS

Exhibit 99(h)(ii)

AMENDED AND RESTATED

 FUND ACCOUNTING SERVICING AGREEMENT

THIS AGREEMENT is made and entered into as of April 1, 2026 (the “Effective Date”) by and between TIDAL TRUST II, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”). Tidal Investments LLC, the investment adviser to the Trust (the “Adviser”), is a party hereto with respect to Section 7 only.

WHEREAS, the parties entered into a Fund Accounting Servicing Agreement dated as of July 7, 2022, as amended (the “Original Agreement”);

WHEREAS, the parties desire to amend and restate the terms of the Original Agreement with the terms of this Agreement as of the Effective Date;

WHEREAS, this Agreement shall supersede and replace in its entirety the Original Agreement as of the Effective Date;

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, USBGFS is, among other things, in the business of providing mutual fund accounting services to investment companies; and

WHEREAS, the Trust desires to retain USBGFS to provide accounting services to each series of the Trust listed on Exhibit A hereto (as amended from time to time) (each a “Fund” and collectively, the “Funds”).

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows with respect to each Fund:

1.	Appointment of USBGFS as Fund Accountant

The Trust hereby appoints USBGFS as fund accountant of the Trust on the terms and conditions set forth in this Agreement, and USBGFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of USBGFS shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against USBGFS hereunder.

2.	Services and Duties of USBGFS

A.	Services and duties of USBGFS in regards to any series of the Trust that is an exchange-traded fund (each such series, an “ETF”) listed on Exhibit A are provided on Schedule 1.

B.	Services and duties of USBGFS in regards to any mutual fund series of the Trust (each such series, a “Mutual Fund”) listed on Exhibit A are provided on Schedule 2.

C.	USBGFS may use its affiliates or third-parties to provide any of the services. Any such party shall be held to the same standard of care as USBGFS would be under this Agreement, and USBGFS shall be responsible for the provision of such services to the same extent as if provided by USBGFS. The Trust consents to the use of such parties and to USBGFS providing to such parties any information regarding the Trust or its shareholders, in compliance with the terms of this Agreement and applicable law, as may be required to provide such services.

3.	License of Data; Warranty; Termination of Rights

A.	The valuation information and evaluations being provided to the Trust by USBGFS pursuant hereto (collectively, the “Data”) are being licensed, not sold, to the Trust. The Trust has a limited license to use the Data only for purposes necessary to valuing the Trust’s assets and reporting to regulatory bodies (the “License”). The Trust does not have any license nor right to use the Data for purposes beyond the intentions of this Agreement including, but not limited to, resale to other users or use to create any type of historical database. The License is non-transferable and not sub-licensable. The Trust’s right to use the Data cannot be passed to or shared with any other entity.

The Trust acknowledges the proprietary rights that USBGFS and its suppliers have in the Data.

B.	THE TRUST HEREBY ACCEPTS THE DATA AS IS, WHERE IS, WITH NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR ANY OTHER MATTER.

C.	USBGFS may stop supplying some or all Data to the Trust if USBGFS’ suppliers terminate any agreement to provide Data to USBGFS. Also, USBGFS may stop supplying some or all Data to the Trust if USBGFS reasonably believes that the Trust is using the Data in violation of the License, or breaching its duties of confidentiality provided for hereunder, or if any of USBGFS’ suppliers demand that the Data be withheld from the Trust. USBGFS will provide notice to the Trust of any termination of provision of Data as soon as reasonably possible.

4.	Pricing of Securities

A.	For each valuation date, USBGFS shall obtain prices from a pricing source approved by the Board of Trustees and apply those prices to the portfolio positions of the Fund. For those securities where market quotations are not readily available, the Board of Trustees shall approve, in good faith, procedures for determining the fair value for such securities.

If the Trust desires to provide a price that varies from the price provided by the pricing source, the Trust shall promptly notify and supply USBGFS with the price of any such security on each valuation date. All pricing changes made by the Trust will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

B.	In the event that the Trust at any time receives Data containing evaluations, rather than market quotations, for certain securities or certain other data related to such securities, the following provisions will apply: (i) evaluated securities are typically complicated financial instruments. There are many methodologies (including computer-based analytical modeling and individual security evaluations) available to generate approximations of the market value of such securities, and there is significant professional disagreement about which method is best. No evaluation method, including those used by USBGFS and its suppliers, may consistently generate approximations that correspond to actual “traded” prices of the securities; (ii) methodologies used to provide the pricing portion of certain Data may rely on evaluations; however, the Trust acknowledges that there may be errors or defects in the software, databases, or methodologies generating the evaluations that may cause resultant evaluations to be inappropriate for use in certain applications; and (iii) the Trust assumes all responsibility for edit checking, external verification of evaluations, and ultimately the appropriateness of using Data containing evaluations, regardless of any efforts made by USBGFS and its suppliers in this respect.

C.	USBGFS shall not have any obligation to verify the accuracy or appropriateness of any prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, the Fund, any of their affiliates, or any third party source. Notwithstanding anything else in this Agreement to the contrary, USBGFS and its affiliates shall not be responsible or liable for any mistakes, errors, or mispricing, or any losses related thereto, resulting from any inaccurate, inappropriate, or fraudulent prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, the Fund, any of their affiliates, or any third party source.

5.	Changes in Accounting Procedures

Any resolution passed by the Board of Trustees that affects accounting practices and procedures under this Agreement shall be effective upon written notice to USBGFS.

6.	Changes in Equipment, Systems, Etc.

USBGFS reserves the right to make changes from time to time, as it deems advisable, relating to its systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the services provided to the Trust under this Agreement.

7.	Compensation

USBGFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time). USBGFS shall also be reimbursed for such reasonable miscellaneous expenses set forth in Exhibit B as are reasonably incurred by USBGFS in performing its duties hereunder. With respect to any ETF operating under a unitary fee structure, the Adviser shall pay all such fees and reimbursable expenses owed to USBGFS under this Agreement. With respect to any Mutual Fund or ETF that does not operate under a unitary fee structure, the Trust, out of the assets of the Fund, shall pay all such fees and reimbursable expenses owed to USBGFS under this Agreement. The Trust or the Adviser, as applicable, shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust or the Adviser, as applicable, shall notify USBGFS in writing within 30 calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust or Adviser, as applicable, shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust or Adviser, as applicable, is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to USBGFS shall only be paid out of the assets and property of the Fund involved.

8.	Representations and Warranties

A.	The Trust hereby represents and warrants to USBGFS, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)	This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(3)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(4)	A registration statement under the 1940 Act and, if applicable, the Securities Act of 1933, as amended, will be made effective prior to the effective date of this Agreement and will remain effective during the term of this Agreement, and appropriate state securities law filings will be made prior to the effective date of this Agreement and will continue to be made during the term of this Agreement as necessary to enable the Trust to make a continuous public offering of its shares; and

(5)	All records of the Trust provided to USBGFS by the Trust or by a prior service provider of the Trust are accurate and complete and USBGFS is entitled to rely on all such records in the form provided.

B.	USBGFS hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)	This Agreement has been duly authorized, executed and delivered by USBGFS in accordance with all requisite action and constitutes a valid and legally binding obligation of USBGFS, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(3)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

9.	Standard of Care; Indemnification; Limitation of Liability

A.	USBGFS shall use reasonable efforts and exercise reasonable care in the performance of its duties under this Agreement. Neither USBGFS nor any of its affiliates or suppliers shall be liable for any error of judgment; mistake of law; fraud or misconduct by the Trust, any Fund, the adviser or any other service provider to the Trust or a Fund, or any employee of the foregoing; or for any loss suffered by the Trust, a Fund, or any third party in connection with USBGFS’ duties under this Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBGFS’ reasonable control, except a loss arising out of or relating to USBGFS’ refusal or failure to comply with the terms of this Agreement (other than where such compliance would violate applicable law) or from its bad faith, fraud, gross negligence, or willful misconduct in the performance of its duties under this Agreement or breach of this Agreement. Notwithstanding any other provision of this Agreement, if USBGFS has used reasonable efforts and exercised reasonable care in the performance of its duties under this Agreement, the Trust shall indemnify and hold harmless USBGFS and its affiliates and suppliers from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that USBGFS or its affiliates and suppliers may sustain or incur or that may be asserted against USBGFS or its affiliates and suppliers by any person arising out of or related to (X) any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reasonable reliance upon any written or oral instruction provided to USBGFS by any duly authorized officer of the Trust, as approved by the Board of Trustees of the Trust, or (Y) the Data, or any information, service, report, analysis or publication derived therefrom, provided that Fund Services shall be liable for any errors or omissions in its own calculations contained in such information, service report or analysis, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to USBGFS’ refusal or failure to comply with the terms of this Agreement (other than where such compliance would violate applicable law), breach of this Agreement or from its bad faith, fraud, gross negligence or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement; provided that the Trust’s continuing obligation to indemnify USBGFS after the termination of this Agreement shall relate solely to those claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys’ fees) sustained in connection with Fund Services’ provision of services pursuant to this Agreement. As used in this paragraph, the term “USBGFS” shall include USBGFS’ directors, officers and employees.

The Trust acknowledges that the Data is intended for use as an aid to institutional investors, registered brokers or professionals of similar sophistication in making informed judgments concerning securities. The Trust accepts responsibility for, and acknowledges it exercises its own independent judgment in, its selection of the Data, its selection of the use or intended use of such, and any results obtained. Nothing contained herein shall be deemed to be a waiver of any rights existing under applicable law for the protection of investors.

USBGFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by USBGFS as a result of USBGFS’ refusal or failure to comply with the terms of this Agreement, breach of this Agreement, or from USBGFS’ bad faith, fraud, gross negligence, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of USBGFS, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Trust” shall include the Trust’s trustees, officers and employees.

In the event of a mechanical breakdown or failure of communication or power supplies beyond its reasonable control, USBGFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. USBGFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBGFS. USBGFS agrees that it shall, at all times, have reasonable business continuity and disaster contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect USBGFS’ premises and operating capabilities at any time during regular business hours of USBGFS, upon reasonable notice to USBGFS. Moreover, USBGFS shall provide the Trust, at such times as the Trust may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of USBGFS relating to the services provided by USBGFS under this Agreement.

Notwithstanding the above, USBGFS reserves the right to reprocess and correct non-material administrative errors at its own expense, provided that USBGFS shall provide advance written notice to the Trust detailing the action it intends to take prior to taking such action. For material administrative errors, Fund Services reserves the right to reprocess and correct administrative errors at its own expense upon consultation with the Trust and in such manner as agreed to by the Trust.

In no case shall either party be liable to the other for (i) any special, indirect or consequential damages, loss of profits or goodwill (even if advised of the possibility of such); or (ii) any delay by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply.

B.	In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

C.	The indemnity and defense provisions set forth in this Section 9 shall indefinitely survive the termination and/or assignment of this Agreement.

D.	If USBGFS is acting in another capacity for the Trust pursuant to a separate agreement, nothing herein shall be deemed to relieve USBGFS of any of its obligations in such other capacity.

10.	Notification of Error

The Trust will notify USBGFS of any discrepancy between USBGFS and the Trust, including, but not limited to, failing to account for a security position in the Fund’s portfolio, upon the later to occur of: (i) three business days after receipt of any reports rendered by USBGFS to the Trust; (ii) three business days after discovery of any error or omission not covered in the balancing or control procedure; or (iii) three business days after receiving notice from any shareholder regarding any such discrepancy.

11.	Data Necessary to Perform Services

The Trust or its agent shall furnish to USBGFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon.

12.	Proprietary and Confidential Information

A.	USBGFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust, all non-public records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where USBGFS may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted governmental or regulatory authorities, provided that USBGFS shall promptly notify the Trust of such request if permitted by applicable law, rule or regulation, or (iii) when so requested in writing by the Trust. Records and other information which have become known to the public through no wrongful act of USBGFS or any of its employees, agents or representatives, and information that was already in the possession of USBGFS prior to receipt thereof from the Trust or its agents or service providers, shall not be subject to this paragraph.

Further, USBGFS will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, USBGFS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.

B.	The Trust agrees on behalf of itself and its trustees, officers, and employees to treat confidentially and as proprietary information of USBGFS, all non-public information relative to USBGFS (including, without limitation, the Data and information regarding USBGFS’ pricing, products, services, customers, suppliers, financial statements, processes, know-how, trade secrets, market opportunities, past, present or future research, development or business plans, affairs, operations, systems, computer software in source code and object code form, documentation, techniques, procedures, designs, drawings, specifications, schematics, processes and/or intellectual property), and not to use such information for any purpose other than in connection with the services provided under this Agreement, except (i) after prior notification to and approval in writing by USBGFS, which approval shall not be unreasonably withheld and may not be withheld where the Trust may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted governmental or regulatory authorities with jurisdiction over the Trust, provided that the Trust will promptly report such disclosure to USBGFS if disclosure is permitted by applicable law, rule or regulation, or (iii) when so requested in writing by USBGFS. Information which has become known to the public through no wrongful act of the Trust or any of its employees, agents or representatives, and information that was already in the possession of the Trust prior to receipt thereof from USBGFS, shall not be subject to this paragraph.

C.	Notwithstanding anything herein to the contrary, (i) the Trust shall be permitted to disclose the identity of USBGFS as a service provider, redacted copies of this Agreement, and such other information as may be required in the Trust’s registration or offering documents, or as may otherwise be required by applicable law, rule, or regulation, (ii) USBGFS shall be permitted to include the name of the Trust in lists of representative clients in due diligence questionnaires, RFP responses, presentations, and other marketing and promotional purposes, (iii) each party agrees that it will not use such confidential or proprietary information other than as described in this Agreement, and (iv) each party agrees that will not disclose such confidential or proprietary information to any other person, other than those persons agreed to in this Agreement who reasonably have a need to know such confidential or proprietary information and who are under an obligation of confidentiality consistent with the terms of this Agreement.

D.	This Article shall survive the termination of this Agreement.

13.	Records

USBGFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. USBGFS agrees that all such records prepared or maintained by USBGFS relating to the services to be performed by USBGFS hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust or its designee on and in accordance with its request, provided, however, that USBGFS may retain such copies of such records in such form as may be required to comply with any applicable law, rule, regulation, or order of any governmental, regulatory, or judicial authority of competent jurisdiction. Notwithstanding anything in this Agreement to the contrary, the Trust acknowledges and agrees that if the Trust elects to use an FTP or other electronic transmission method to communicate trade instructions to USBGFS the Trust shall be responsible for maintaining the Trust’s records as they relate to the Trust’s review and approval of individuals authorized to place trading instructions as described in Rule 31a-1(b)(10) promulgated under the 1940 Act.

14.	Compliance with Laws

A.	The Trust has and retains primary responsibility for all compliance matters relating to the Funds, including but not limited to compliance with the 1940 Act, the Code, the SOX Act, the USA PATRIOT Act of 2001 and the policies and limitations of the Fund relating to its portfolio investments as set forth in its current prospectus and statement of additional information (or similar disclosure documents) included in its registration statement on Form N-1A filed with the SEC. Further, each party agrees that it complies with any and all applicable local, state, federal, and international data protection laws, and confirms required consents, disclosures and notices are in place to enable collection and processing of personal data by USBGFS. USBGFS’ services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board of Trustee’s oversight responsibility with respect thereto.

B.	The Trust shall promptly notify USBGFS if the investment strategy of any Fund materially changes or deviates from the investment strategy disclosed in the current prospectus, or if it (or any Fund) becomes subject to any new law, rule, regulation, or order of a governmental or judicial authority of competent jurisdiction that materially impacts the operations of the Trust or any Fund or the services provided under this Agreement.

15.	Term of Agreement; Amendment

A.	This Agreement shall become effective as of the Effective Date and will continue in effect for a period of three (3) years. Following the initial term, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing the Agreement.

B.	Subject to Section 16, this Agreement may be terminated by either party (in whole or with respect to one or more Funds) upon giving 90 days’ prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties.

C.	Each party may terminate this Agreement immediately (in whole or with respect to one or more Funds) if the continued service of such Funds or the Trust under this Agreement would cause such party or any of its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory or judicial authority of competent jurisdiction.

D.	This Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.

E.	This Agreement may not be amended or modified in any manner except by written agreement executed by USBGFS and the Trust, and authorized or approved by the Trust’s Board of Trustees.

16.	Early Termination

In the absence of any material breach of this Agreement, should the Trust elect to terminate this Agreement (in whole or with respect to one or more Funds) prior to the end of the then current term, the Trust agrees to pay the following fees with respect to each Fund subject to the termination:

a.	all monthly fees through the remaining term of the Agreement, including the repayment of any negotiated discounts (provided that no such fees shall be paid with respect to any Fund following the liquidation of such Fund);

b.	all fees associated with converting services to successor service provider;

c.	all fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;

d.	all reasonable and documented miscellaneous costs associated with a. to c. above.

17.	Duties in the Event of Termination

In the event that, in connection with termination, a successor to any of USBGFS’ duties or responsibilities hereunder is designated by the Trust by written notice to USBGFS, USBGFS will promptly, upon such termination and at the expense of the Trust (which shall include only reasonable and documented miscellaneous expenses), transfer to such successor all relevant books, records, correspondence and other data established or maintained by USBGFS under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which USBGFS has maintained the same, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBGFS’ personnel in the establishment of books, records and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Trust.

18.	Assignment

This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of USBGFS, or by USBGFS without the written consent of the Trust accompanied by the authorization or approval of the Trust’s Board of Trustees.

19.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

20.	No Agency Relationship

Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

21.	Services Not Exclusive

Nothing in this Agreement shall limit or restrict USBGFS from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

22.	Invalidity

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

23.	Notices

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to USBGFS shall be sent to:

U.S. Bank Global Fund Services, LLC

615 East Michigan Street

Milwaukee, WI 53202

Attn: President

and notice to the Trust shall be sent to:

c/o Tidal Investments LLC

234 West Florida Street, Suite 203

Milwaukee, WI 53204

24.	No Third Party Rights

Nothing expressed or referred to in this Agreement will be construed to give any third party (including, without limitation, shareholders of any Fund) any legal or equitable right, remedy or claim under or with respect to this Agreement.

25.	Multiple Originals

This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

26.	Fidelity Bond

Fund Services shall maintain a fidelity bond covering larceny and embezzlement, an insurance policy with respect to directors and officers errors and omissions coverage and electronic data processing insurance coverage, in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Trust, Fund Services shall provide evidence that coverage is in place. Fund Services shall notify the Trust should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled. Such notification shall include the date of cancellation and the reasons therefore. Fund Services shall notify the Trust promptly of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust promptly should the total outstanding claims made by Fund Services under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

27.	Entire Agreement

This Agreement, together with any exhibits, attachments, appendices or schedules expressly referenced herein, sets forth the sole and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements relating thereto, whether written or oral, between the parties.

28.	Limited Recourse

This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding on any of the trustees, officers or shareholders of the Trust individually but are binding only on the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

29.	Construction

Any reference in this Agreement to a form, statute or regulation shall include any successor thereto.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

TIDAL TRUST II

By: /s/Eric Falkeis

Name: Eric Falkeis

Title: Principal Executive Officer

Date: 4/24/2026

U.S. BANCORP FUND SERVICES, LLC

By: /s/Gregory Farley

Name: Gregory Farley

Title: Senior Vice President

Date: 4/28/2026

TIDAL INVESTMENTS LLC (with respect to Section 7 only)

By: /s/Gavin Filmore

Name: Gavin Filmore

Title: CEO

Date: 4/27/2026

Exhibit A to the Fund Accounting Servicing Agreement

Separate Series of Tidal Trust II

Name of ETF Series

Blueprint Chesapeake Multi-Asset Trend ETF
Cambria Chesapeake Pure Trend ETF
Carbon Collective Climate Solutions U.S. Equity ETF
Carbon Collective Short Duration Green Bond ETF
Clockwise U.S. Core Equity ETF
CoreValues Alpha Greater China Growth ETF
CoreValues America First Technology ETF
Defiance 2X Daily Long Pure Quantum ETF
Defiance AI & Power Infrastructure ETF
Defiance Daily Target 2X Long AEO ETF
Defiance Daily Target 2X Long ALAB ETF
Defiance Daily Target 2X Long AMAT ETF
Defiance Daily Target 2X Long ANET ETF
Defiance Daily Target 2X Long APLD ETF
Defiance Daily Target 2X Long ARM ETF
Defiance Daily Target 2X Long AVAV ETF
Defiance Daily Target 2X Long AVGO ETF
Defiance Daily Target 2X Long BLSH ETF
Defiance Daily Target 2X Long China Dragons ETF
Defiance Daily Target 2X Long Copper ETF
Defiance Daily Target 2X Long CVNA ETF
Defiance Daily Target 2X Long DASH ETF
Defiance Daily Target 2X Long DJT ETF
Defiance Daily Target 2X Long DKNG ETF
Defiance Daily Target 2X Long ET ETF
Defiance Daily Target 2X Long FIG ETF
Defiance Daily Target 2X Long FSLR ETF
Defiance Daily Target 2X Long B ETF
Defiance Daily Target 2X Long HIMS ETF
Defiance Daily Target 2X Long HOOD ETF
Defiance Daily Target 2X Long IONQ ETF
Defiance Daily Target 2X Long IREN ETF
Defiance Daily Target 2X Long JOBY ETF
Defiance Daily Target 2X Long JPM ETF
Defiance Daily Target 2X Long KTOS ETF
Defiance Daily Target 2X Long LLY ETF
Defiance Daily Target 2X Long LMND ETF
Defiance Daily Target 2X Long MP ETF
Defiance Daily Target 2X Long MRNA ETF
Defiance Daily Target 2X Long MRVL ETF
Defiance Daily Target 2X Long MSTR ETF

Defiance Daily Target 2X Long NBIS ETF
Defiance Daily Target 2X Long NVO ETF
Defiance Daily Target 2X Long NVTS ETF
Defiance Daily Target 2X Long OKLO ETF
Defiance Daily Target 2X Long ORCL ETF
Defiance Daily Target 2X Long OSCR ETF
Defiance Daily Target 2X Long PENN ETF
Defiance Daily Target 2X Long PM ETF
Defiance Daily Target 2X Long PONY ETF
Defiance Daily Target 2X Long QBTS ETF
Defiance Daily Target 2X Long QS ETF
Defiance Daily Target 2X Long RBRK ETF
Defiance Daily Target 2X Long RCAT ETF
Defiance Daily Target 2X Long RDDT ETF
Defiance Daily Target 2X Long RGTI ETF
Defiance Daily Target 2X Long RIOT ETF
Defiance Daily Target 2X Long RKLB ETF
Defiance Daily Target 2X Long SMCI ETF
Defiance Daily Target 2X Long SOFI ETF
Defiance Daily Target 2X Long Solar ETF
Defiance Daily Target 2X Long SOUN ETF
Defiance Daily Target 2X Long UBER ETF
Defiance Daily Target 2X Long VST ETF
Defiance Daily Target 2X Long ZETA ETF
Defiance Daily Target 2X Short CVNA ETF
Defiance Daily Target 2X Short IONQ ETF
Defiance Daily Target 2X Short LLY ETF
Defiance Daily Target 2X Short MSTR ETF
Defiance Daily Target 2X Short PLTR ETF
Defiance Daily Target 2X Short QBTS ETF
Defiance Daily Target 2X Short RGTI ETF
Defiance Daily Target 2X Short RIOT ETF
Defiance Daily Target 2X Short RKLB ETF
Defiance Daily Target 2X Short SMCI ETF
Defiance Developed Markets Enhanced Options Income ETF
Defiance Emerging Markets Enhanced Options Income ETF
Defiance Enhanced Long Vol ETF
Defiance Enhanced Short Vol ETF
Defiance Gold Enhanced Options Income ETF
Defiance Hot Sauce Daily 3X Strategy ETF
Defiance Large Cap ex-Mag 7 ETF
Defiance Leveraged Long + Income AAPL ETF
Defiance Leveraged Long + Income AMD ETF
Defiance Leveraged Long + Income AMZN ETF
Defiance Leveraged Long + Income BRK.B ETF
Defiance Leveraged Long + Income COIN ETF

Defiance Leveraged Long + Income GOOG ETF
Defiance Leveraged Long + Income HIMS ETF
Defiance Leveraged Long + Income HOOD ETF
Defiance Leveraged Long + Income META ETF
Defiance Leveraged Long + Income MSTR ETF
Defiance Leveraged Long + Income NFLX ETF
Defiance Leveraged Long + Income NVDA ETF
Defiance Leveraged Long + Income PLTR ETF
Defiance Leveraged Long + Income SMCI ETF
Defiance Leveraged Long + Income TSLA ETF
Defiance Leveraged Long + Income Bitcoin ETF
Defiance Leveraged Long + Income Ethereum ETF
Defiance Leveraged Long + Income Magnificent Seven ETF
Defiance Leveraged Long + Income Nasdaq 100 ETF
Defiance Leveraged Long + Income S&P 500 ETF
Defiance Leveraged Long + Income CRCL ETF
Defiance Leveraged Long + Income CRWV ETF
Defiance Leveraged Long + Income GLXY ETF
Defiance Leveraged Long MSTR ETF
Defiance MAGA Seven ETF
Defiance Nasdaq 100 Double Short Hedged ETF
Defiance Nasdaq 100 Weekly Distribution ETF
Defiance Nasdaq 100 Income Target ETF
Defiance Nasdaq 100 LightningSpread™ Income ETF
Defiance Oil Enhanced Options Income ETF
Defiance R2000 Weekly Distribution ETF
Defiance R2000 Income Target ETF
Defiance Russell 2000 LightningSpread™ Income ETF
Defiance U.S. Dividend Equity Paid Weekly ETF
Defiance S&P Weekly Distribution ETF
Defiance S&P 500 Income Target ETF
Defiance S&P 500 LightningSpread™ Income ETF
Defiance Silver Enhanced Options Income ETF
Defiance Treasury Alternative Yield ETF
Defiance Treasury Enhanced Options Income ETF
Defiance Trillion Dollar Club Index ETF
Defiance Vol Carry Hedged ETF
DGA Absolute Return ETF
Even Herd Long Short ETF
Grizzle Growth ETF
Hilton Small-MidCap Opportunity ETF
Hilton Capital BDC Bond Index ETF
iREIT® - MarketVector Quality REIT Index ETF
LevMax™ AMZN [Monthly 3x1] ETF
LevMax™ Bitcoin [Monthly 3x1] ETF
LevMax™ BRK-B [Monthly 3x1] ETF

LevMax™ COIN [Monthly 3x1] ETF
LevMax™ HOOD [Monthly 3x1] ETF
LevMax™ MSFT [Monthly 3x1] ETF
LevMax™ MSTR [Monthly 3x1] ETF
LevMax™ NVDA [Monthly 3x1] ETF
LevMax™ PLTR [Monthly 3x1] ETF
LevMax™ RDDT [Monthly 3x1] ETF
LevMax™ SMCI [Monthly 3x1] ETF
LevMax™ TSLA [Monthly 3x1] ETF
Nicholas Fixed Income Alternative ETF
Nicholas Global Equity and Income ETF
Nicholas Crypto Income ETF
Peerless Option Income Wheel ETF
Pinnacle Focused Opportunities ETF
Quantify Absolute Income ETF
STKd 100% Bitcoin & 100% Gold ETF
STKd 100% COIN & 100% NVDA ETF
STKd 100% NVDA & 100% MSTR ETF
STKd 100% MSTR & 100% COIN ETF
STKd 100% COIN & 100% HOOD ETF
STKd 100% NVDA & 100% AMD ETF
STKd 100% TSLA & 100% MSTR ETF
STKd 100% TSLA & 100% NVDA ETF
STKd 100% SMCI & 100% NVDA ETF
STKd 100% UBER & 100% TSLA ETF
STKd 100% META & 100% AMZN ETF
Return Stacked® Bonds & Futures Yield ETF
Return Stacked® U.S. Stocks & Futures Yield ETF
Return Stacked® Bonds & Managed Futures ETF
Return Stacked® Global Stocks & Bonds ETF
Return Stacked® U.S. Stocks & Managed Futures ETF
Return Stacked® Bonds & Merger Arbitrage ETF
Return Stacked® U.S. Stocks & Gold/Bitcoin ETF
Roundhill Generative AI & Technology ETF
Tactical Advantage ETF
YieldMax™ AAPL Option Income Strategy ETF
YieldMax™ Short AAPL Option Income Strategy ETF
YieldMax™ ABNB Option Income Strategy ETF
YieldMax™ ADBE Option Income Strategy ETF
YieldMax™ AI Option Income Strategy ETF
YieldMax™ AMD Option Income Strategy ETF
YieldMax™ AMZN Option Income Strategy ETF
YieldMax™ BA Option Income Strategy ETF
YieldMax™ BIIB Option Income Strategy ETF
YieldMax™ Bitcoin Option Income Strategy ETF
YieldMax™ BRK.B Option Income Strategy ETF

YieldMax™ COIN Option Income Strategy ETF
YieldMax™ Short COIN Option Income Strategy ETF
YieldMax™ DIS Option Income Strategy ETF
YieldMax™ Gold Miners Option Income Strategy ETF
YieldMax™ GOOGL Option Income Strategy ETF
YieldMax™ Innovation Option Income Strategy ETF
YieldMax™ Short Innovation Option Income Strategy ETF
YieldMax™ INTC Option Income Strategy ETF
YieldMax™ JPM Option Income Strategy ETF
YieldMax™ KWEB Option Income Strategy ETF
YieldMax™ META Option Income Strategy ETF
YieldMax™ MRNA Option Income Strategy ETF
YieldMax™ MSFT Option Income Strategy ETF
YieldMax™ Short N100 Option Income Strategy ETF
YieldMax™ NFLX Option Income Strategy ETF
YieldMax™ NKE Option Income Strategy ETF
YieldMax™ NVDA Option Income Strategy ETF
YieldMax™ Short NVDA Option Income Strategy ETF
YieldMax™ ORCL Option Income Strategy ETF
YieldMax™ PYPL Option Income Strategy ETF
YieldMax™ ROKU Option Income Strategy ETF
YieldMax™ SNOW Option Income Strategy ETF
YieldMax™ XYZ Option Income Strategy ETF
YieldMax™ TGT Option Income Strategy ETF
YieldMax™ TLT Option Income Strategy ETF
YieldMax™ TSLA Option Income Strategy ETF
YieldMax™ Short TSLA Option Income Strategy ETF
YieldMax™ XBI Option Income Strategy ETF
YieldMax™ XOM Option Income Strategy ETF
YieldMax™ ZM Option Income Strategy ETF
YieldMax™ MSTR Option Income Strategy ETF
YieldMax™ Ultra Option Income Strategy ETF
YieldMax™ Magnificent 7 Fund of Option Income ETFs
YieldMax™ Universe Fund of Option Income ETFs
YieldMax™ BABA Option Income Strategy ETF
YieldMax™ CVNA Option Income Strategy ETF
YieldMax™ DKNG Option Income Strategy ETF
YieldMax™ HOOD Option Income Strategy ETF
YieldMax™ JD Option Income Strategy ETF
YieldMax™ MARA Option Income Strategy ETF
YieldMax™ PDD Option Income Strategy ETF
YieldMax™ PLTR Option Income Strategy ETF
YieldMax™ RBLX Option Income Strategy ETF
YieldMax™ SHOP Option Income Strategy ETF
YieldMax™ SMCI Option Income Strategy ETF
YieldMax™ TSM Option Income Strategy ETF

YieldMax™ Ether Option Income Strategy ETF
YieldMax™ Target 12™ Semiconductor Option Income ETF
YieldMax™ Target 12™ Biotech & Pharma Option Income ETF
YieldMax™ Target 12™ Energy Option Income ETF
YieldMax™ Target 12™ Real Estate Option Income ETF
YieldMax™ Target 12™ Tech & Innovation Option Income ETF
YieldMax™ Target 12™ Big 50 Option Income ETF
YieldMax® Bitcoin Performance and Distribution Target 25™ ETF
YieldMax™ Dorsey Wright Hybrid 5 Income ETF
YieldMax™ Dorsey Wright Featured Income ETF
YieldMax™ AI & Tech Portfolio Option Income ETF
YieldMax™ Crypto Industry & Tech Portfolio Option Income ETF
YieldMax™ China Portfolio Option Income ETF
YieldMax™ Semiconductor Portfolio Option Income ETF
YieldMax™ Biotech & Pharma Portfolio Option Income ETF
YieldMax™ Ultra Short Option Income Strategy ETF
YieldMax™ Nasdaq 100 0DTE Covered Call Strategy ETF
YieldMax™ R2000 0DTE Covered Call Strategy ETF
YieldMax™ S&P 500 0DTE Covered Call Strategy ETF
YieldMax™ MSTR Short Option Income Strategy ETF
YieldMax™ AMD Short Option Income Strategy ETF
YieldMax™ AMZN Short Option Income Strategy ETF
YieldMax™ MARA Short Option Income Strategy ETF
YieldMax™ Bitcoin Short Option Income Strategy ETF
YieldMax™ META Short Option Income Strategy ETF
YieldMax™ SMCI Short Option Income Strategy ETF
YieldMax® AI Performance & Distribution Target 25™ ETF
YieldMax® AMD Performance & Distribution Target 25™ ETF
YieldMax® AMZN Performance & Distribution Target 25™ ETF
YieldMax® COIN Performance & Distribution Target 25™ ETF
YieldMax® MARA Performance & Distribution Target 25™ ETF
YieldMax® MSTR Performance & Distribution Target 25™ ETF
YieldMax® NVDA Performance & Distribution Target 25™ ETF
YieldMax® PLTR Performance & Distribution Target 25™ ETF
YieldMax® SMCI Performance & Distribution Target 25™ ETF
YieldMax® TSLA Performance & Distribution Target 25™ ETF
YieldMax® AFRM Option Income Strategy ETF
YieldMax® APP Option Income Strategy ETF
YieldMax® ARM Option Income Strategy ETF
YieldMax® AVGO Option Income Strategy ETF
YieldMax® CRWD Option Income Strategy ETF
YieldMax® GME Option Income Strategy ETF
YieldMax® HIMS Option Income Strategy ETF
YieldMax® IONQ Option Income Strategy ETF
YieldMax® LLY Option Income Strategy ETF
YieldMax® RDDT Option Income Strategy ETF

YieldMax® SPOT Option Income Strategy ETF
YieldMax® UBER Option Income Strategy ETF
YieldMax® GLXY Option Income Strategy ETF
YieldMax® CRWV Option Income Strategy ETF
YieldMax® CRCL Option Income Strategy ETF
YieldMax® U.S. Stocks Target Double Distribution ETF
Defiance Daily Target 2X Long AA ETF
Defiance Daily Target 2X Long BMNR ETF
Defiance Daily Target 2X Long CAE ETF
Defiance Daily Target 2X Long CAVA ETF
Defiance Daily Target 2X Long CHWY ETF
Defiance Daily Target 2X Long CSCO ETF
Defiance Daily Target 2X Long EBAY ETF
Defiance Daily Target 2X Long ELF ETF
Defiance Daily Target 2X Long ERIC ETF
Defiance Daily Target 2X Long ESLT ETF
Defiance Daily Target 2X Long EXEL ETF
Defiance Daily Target 2X Long IBKR ETF
Defiance Daily Target 2X Long KLAC ETF
Defiance Daily Target 2X Long MPWR ETF
Defiance Daily Target 2X Long PFE ETF
Defiance Daily Target 2X Long SE ETF
Defiance Daily Target 2X Long UPS ETF
Defiance Daily Target 2X Long WYNN ETF
Defiance Daily Target 2X Short AMD ETF
Defiance Daily Target 2X Short APP ETF
Defiance Daily Target 2X Short ASTS ETF
Defiance Daily Target 2X Short AVGO ETF
Defiance Daily Target 2X Short BBAI ETF
Defiance Daily Target 2X Short BMNR ETF
Defiance Daily Target 2X Short CRCL ETF
Defiance Daily Target 2X Short HIMS ETF
Defiance Daily Target 2X Short HOOD ETF
Defiance Daily Target 2X Short INTC ETF
Defiance Daily Target 2X Short MRVL ETF
Defiance Daily Target 2X Short MU ETF
Defiance Daily Target 2X Short NVO ETF
Defiance Daily Target 2X Short OKLO ETF
Defiance Daily Target 2X Short OSCR ETF
Defiance Daily Target 2X Short SBET ETF
Defiance Daily Target 2X Short TSM ETF
Defiance Daily Target 2X Short UNH ETF
Defiance Leveraged Long + Income BMNR ETF
Defiance Leveraged Long + Income SOFI ETF
Defiance Leveraged Long + Income SOL ETF
Defiance Leveraged Long + Income XRP ETF

Defiance Leveraged Long BEAM ETF
Defiance Leveraged Long DOCN ETF
Defiance Leveraged Long EOSE ETF
Defiance Leveraged Long HTZ ETF
Defiance Leveraged Long NEGG ETF
Defiance Leveraged Long NMAX ETF
Defiance Leveraged Long OPEN ETF
Defiance Leveraged Long RUM ETF
Defiance Leveraged Long SBET ETF
Defiance QTUM Options Income ETF
Quantify 2X Daily All Cap Crypto ETF
Quantify 2X Daily Alt Season Crypto ETF
Quantify 2X Daily AltAlt Season Crypto ETF
YieldMax® Hundred Club ETF
IncomeSTKd 1x US Stocks & 1x Bitcoin Premium ETF
IncomeSTKd 1x US Stocks & 1x Gold Premium ETF
IncomeSTKd 1x Bitcoin & 1x Gold Premium ETF
IncomeSTKd 1x Treasury & 1x Gold Premium ETF
IncomeSTKd 1x Bitcoin & 1x Treasury Premium ETF
IncomeSTKd 1x US Stocks & 1x Treasury Premium ETF
IncomeQ Crypto & Crypto Treasury mNAV Harvester ETF
IncomeQ Bitcoin & Bitcoin Treasury mNAV Harvester ETF
Defiance Daily Target 2X Long BITF ETF
Defiance Daily Target 2X Long CLS ETF
Defiance Daily Target 2X Long JMIA ETF
Defiance Daily Target 2X Long LUNR ETF
Defiance Daily Target 2X Short BE ETF
Defiance Daily Target 2X Short BITF ETF
Defiance Daily Target 2X Short CLSK ETF
Defiance Daily Target 2X Short CRWV ETF
Defiance Daily Target 2X Short IREN ETF
Defiance Daily Target 2X Short JOBY ETF
Defiance Daily Target 2X Short APLD ETF
Defiance Daily Target 2X Short ARM ETF
Defiance Daily Target 2X Short NBIS ETF
Defiance Daily Target 2X Short NVTS ETF
Defiance Daily Target 2X Short OPEN ETF
Defiance Daily Target 2X Short ORCL ETF
Defiance Daily Target 2X Short UPST ETF
Defiance Daily Target 2X Short SNOW ETF
Defiance Daily Target 2X Short SMR ETF
Defiance Daily Target 2X Long PL ETF
Defiance Daily Target 2X Long PGY ETF
Defiance Daily Target 2X Long HPQ ETF
Defiance Daily Target 2X Long RKT ETF
Defiance Daily Target 2X Long ONDS ETF

Defiance Daily Target 2X Long NOK ETF
Defiance Daily Target 2X Long JBLU ETF
Defiance Daily Target 2X Long ETHM ETF
Defiance Daily Target 2X Long BTQ ETF
Defiance Daily Target 2X Long BIIB ETF
Defiance Daily Target 2X Long BE ETF
Defiance Daily Target 2X Long OXY ETF
Defiance Daily Target 2X Long RMBS ETF
Defiance Daily Target 2X Long VRTX ETF
Defiance Daily Target 2X Long WING ETF
Defiance Daily Target 2X Long ZIM ETF
Defiance Long Pure Quantum ETF
Defiance Daily Target 2X Long WLTH ETF
Chesapeake Trend-Following Fixed Income ETF
Defiance 2X Daily Long Pure Drone and Aerial Automation ETF
Defiance 2X Daily Short Pure Quantum Computing Index ETF
Defiance Daily Target 2X Long AMKR ET
Defiance Daily Target 2X Long CCJ ETF
Defiance Daily Target 2X Long CLF ETF
Defiance Daily Target 2X Long COMM ETF
Defiance Daily Target 2X Long DNN ETF
Defiance Daily Target 2X Long HL ETF
Defiance Daily Target 2X Long NDAQ ETF
Defiance Daily Target 2X Long PAAS ETF
Defiance Daily Target 2X Long PATH ETF
Defiance Daily Target 2X Long PLUG ETF
Defiance Daily Target 2X Long POET ETF
Defiance Daily Target 2X Short RKT ETF
Defiance Daily Target 2X Long UUUU ETF
Defiance AAPL LightningSpread Income ETF
Defiance AdvMicrDev LightningSpread Income ETF
Defiance Blkstne LightningSpread Income ETF
Defiance COIN LightningSpread Income ETF
Defiance CRCL LightningSpread Income ETF
Defiance FcBk LightningSpread Income ETF
Defiance MSTR LightningSpread Income ETF
Defiance NVDA LightningSpread Income ETF
Defiance ORCL LightningSpread Income ETF
Defiance PLTR LightningSpread Income ETF
Defiance TSLA LightningSpread Income ETF
Nicholas Bitcoin and Treasuries AfterDark ETF
Nicholas Bitcoin Tail ETF
Nicholas Defense and Rare Earth Income
Nicholas Gold Income ETF
Nicholas Nuclear Income ETF
Nicholas Silver Income ETF

YieldMax® Digital Finance Ecosystem Portfolio Option Income ETF
YieldMax® RoboTech & Automation Portfolio Option Income ETF
YieldMax® Strategic Metals & Mining Portfolio Option Income ETF
YieldMax® Top Ten ETFs
YieldMax® WarTech & Cyber Defense Portfolio Option Income ETF
Defiance Bitcoin LightningSpread™ Income ETF
Defiance Ethereum LightningSpread™ Income ETF
Defiance Gold LightningSpread™ Income ETF
Defiance Gold Miners LightningSpread™ Income ETF
Defiance Silver LightningSpread™ Income ETF
Defiance Solana LightningSpread™ Income ETF
Defiance XRP LightningSpread™ Income ETF
Defiance Daily Target 2x Long AMTM ETF
Defiance Daily Target 2X Long ABTC ETF
Defiance Daily Target 2X Long ASTS ETF
Defiance Daily Target 2X Long BKSY ETF
Defiance Daily Target 2X Long COHR ETF
Defiance Daily Target 2X Long Discord ETF
Defiance Daily Target 2X Long ENVX ETF
Defiance Daily Target 2X Long FRSH ETF
Defiance Daily Target 2X Long GCT ETF
Defiance Daily Target 2X Long GSAT ETF
Defiance Daily Target 2X Long JD ETF
Defiance Daily Target 2X Long LEU ETF
Defiance Daily Target 2X Long LUMN ETF
Defiance Daily Target 2X Long MDLN ETF
Defiance Daily Target 2X Long OUST ETF
Defiance Daily Target 2X Long PINS ETF
Defiance Daily Target 2X Long RDW ETF
Defiance Daily Target 2X Long ROKU ETF
Defiance Daily Target 2X Long RVMD ETF
Defiance Daily Target 2X Long SATS ETF
Defiance Daily Target 2X Long SNDL ETF
Defiance Daily Target 2X Long STX ETF
Defiance Daily Target 2X Long TLRY ETF
Defiance Daily Target 2X Long VSAT ETF
Defiance Daily Target 2X Long WBD ETF
Defiance Daily Target 2X Long XOVR ETF
Defiance Pure Space Daily 2X Strategy ETF
Defiance Space Data Center Leaders ETF
Portfolio Building Block 1X Inverse US Growth Daily Target ETF
Portfolio Building Block 1X Inverse US Large Cap Daily Target ETF

Name of Mutual Fund Series

Schedule 1 – ETF Services

USBGFS shall provide the following accounting services to the Trust with respect to each Fund:

A.	Portfolio Accounting Services:

(1)	Maintain portfolio records on a trade date+1 basis using security trade information communicated from the Fund’s investment adviser.

(2)	For each valuation date, obtain prices from a pricing source approved by the board of trustees of the Trust (the “Board of Trustees”) and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Trustees shall approve, in good faith, procedures for determining the fair value for such securities.

(3)	Identify interest and dividend accrual balances as of each valuation date and calculate gross earnings on investments for each accounting period.

(4)	Determine gain/loss on security sales and identify them as short-term or long-term; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

(5)	On a daily basis, reconcile portfolio holdings and cash of the Fund with the Fund’s custodian and/or prime brokerage account(s).

(6)	Transmit a copy of the portfolio valuation to the Fund’s investment adviser daily.

(7)	Review the impact of current day’s activity on a per share basis, and review changes in market value.

B.	Expense Accrual and Payment Services:

(1)	For each valuation date, monitor the expense accrual amounts as directed by the Fund as to methodology, rate or dollar amount.

(2)	Process and record payments for Fund expenses.

(3)	Account for Fund expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by USBGFS and the Trust.

(4)	Provide expense accrual and payment reporting.

3

C.	Fund Valuation and Financial Reporting Services:

(1)	Account for Fund share purchases, sales, exchanges, transfers, dividend reinvestments, and other Fund share activity as reported by the Fund’s transfer agent on a timely basis.

(2)	Determine net investment income (earnings) for the Fund as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

(3)	Maintain a general ledger and other accounts, books, and financial records for the Fund.

(4)	Determine the net asset value of the Fund according to the accounting policies and procedures set forth in the Fund’s current prospectus.

(5)	Calculate per share net asset value, per share net earnings, and other per share amounts reflective of Fund operations at such time as required by the nature and characteristics of the Fund.

(6)	Prepare monthly reconciliations of sub-ledger reports to month-end ledger balances.

D.	Tax Accounting Services:

(1)	Maintain accounting records for the investment portfolio of the Fund to support the tax reporting required for “regulated investment companies” under the Internal Revenue Code of 1986, as amended (the “Code”).

(2)	Maintain tax lot detail for the Fund’s investment portfolio.

(3)	Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Fund.

E.	Compliance Control Services:

(1)	Support reporting to regulatory bodies and financial statement preparation by making the Fund’s accounting records available to the Trust, the Securities and Exchange Commission (the “SEC”), and the independent accountants.

4

(2)	Maintain accounting records for the Fund as required by the 1940 Act and regulations provided thereunder.

(3)	Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Trust in connection with any certification required of the Trust pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”) or any rules or regulations promulgated by the SEC thereunder, provided the same shall not be deemed to change USBGFS’ standard of care as set forth herein.

(4)	In order to assist the Trust in satisfying the requirements of Rule 38a-1 under the 1940 Act (the “Rule”), USBGFS will provide the Trust’s Chief Compliance Officer with reasonable access to USBGFS’ fund records relating the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding any Material Compliance Matter (as defined in the Rule) involving USBGFS that affect or could affect the Trust.

(5)	Cooperate with the Trust’s independent accountants and take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion on the Fund’s financial statements without any qualification as to the scope of their examination.

5

Schedule 2 – Mutual Fund Services

USBGFS shall provide the following accounting services to the Trust with respect to each mutual Fund:

A.	Portfolio Accounting Services:

(1)	Maintain portfolio records on a trade date+1 basis using security trade information communicated from the Fund’s investment adviser.

(2)	For each valuation date, obtain prices from a pricing source approved by the board of trustees of the Trust (the “Board of Trustees”) and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Trustees shall approve, in good faith, procedures for determining the fair value for such securities.

(3)	Identify interest and dividend accrual balances as of each valuation date and calculate gross earnings on investments for each accounting period.

(4)	Determine gain/loss on security sales and identify them as short-term or long-term; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

(5)	On a daily basis, reconcile cash of the Fund with the Fund’s custodian and/or prime brokerage account(s).

(6)	Review the impact of current day’s activity on a per share basis, and review changes in market value.

B.	Expense Accrual and Payment Services:

(1)	For each valuation date, monitor the expense accrual amounts as directed by the Fund as to methodology, rate or dollar amount.

(2)	Process and record payments for Fund expenses.

(3)	Account for Fund expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by USBGFS and the Fund.

(4)	Provide expense accrual and payment reporting.

6

C.	Fund Valuation and Financial Reporting Services:

(1)	Account for Fund share purchases, sales, exchanges, transfers, dividend reinvestments, and other Fund share activity as reported by the Fund’s transfer agent on a timely basis.

(2)	Determine net investment income (earnings) for the Fund as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

(3)	Maintain a general ledger and other accounts, books, and financial records for the Fund.

(4)	Determine the net asset value of the Fund according to the accounting policies and procedures set forth in the Fund’s current prospectus.

(5)	Calculate per share net asset value, per share net earnings, and other per share amounts reflective of Fund operations at such time as required by the nature and characteristics of the Fund.

(6)	Prepare monthly reconciliations of sub-ledger reports to month-end ledger balances.

D.	Tax Accounting Services:

(1)	Maintain accounting records for the investment portfolio of the Fund to support the tax reporting required for “regulated investment companies” under the Internal Revenue Code of 1986, as amended (the “Code”).

(2)	Maintain tax lot detail for the Fund’s investment portfolio.

(3)	Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Fund.

E.	Compliance Control Services:

(1)	Support reporting to regulatory bodies and financial statement preparation by making the Fund’s accounting records available to the Fund, the Securities and Exchange Commission (the “SEC”), and the independent accountants.

(2)	Maintain accounting records for the Fund as required by the 1940 Act and regulations provided thereunder.

7

(3)	Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Fund in connection with any certification required of the Fund pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”) or any rules or regulations promulgated by the SEC thereunder, provided the same shall not be deemed to change USBGFS’ standard of care as set forth herein.

(4)	In order to assist the Trust in satisfying the requirements of Rule 38a-1 under the 1940 Act (the “Rule”), USBGFS will provide the Trust’s Chief Compliance Officer with reasonable access to USBGFS’ fund records relating the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding any Material Compliance Matter (as defined in the Rule) involving USBGFS that affect or could affect the Trust.

(5)	Cooperate with the Fund’s independent accountants and take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion on the Fund’s financial statements without any qualification as to the scope of their examination.

8